                                                                    Exhibit 99.1

                                                         LOGO OF ICCMIC


FOR IMMEDIATE RELEASE

                IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT
                  CORP. ANNOUNCES FOURTH QUARTER 1999 RESULTS


     LOS ANGELES, CALIFORNIA, February 22, 2000. Imperial Credit Commercial Mortgage Investment Corp. (Nasdaq: ICMI) today reported net earnings of $3.7 million or $0.13 per share for the quarter ended December 31, 1999 as compared to net earnings of $3.0 million or $0.11 per share for the same period last year. Per share amounts presented herein are the same for basic and diluted share computations. The Company's net earnings for the quarter ended December 31, 1999 were reduced by $1.4 million ($0.05 per share) for non-cash charges to write down real property held for sale to estimated fair value. The Company's net earnings for the quarter ended December 31, 1998 were reduced by $4.3 million ($0.15 per share) for non-cash charges to write down certain of the Company's commercial mortgage-backed securities to estimated fair value and to increase the Company's allowance for loan losses on mortgage loans.

     Net earnings for the year ended December 31, 1999 aggregated $23.2 million or $0.81 per share as compared to net earnings of $22.2 million or $0.68 per share for the year ended December 31, 1998. The Company's net earnings for the year ended December 31, 1999 were reduced by $6.0 million ($0.21 per share) for non-cash charges to write down real property held for sale to estimated fair value and to increase the Company's allowance for loan losses on mortgage loans. The Company's net earnings for the year ended December 31, 1998 were reduced by $10.9 million ($0.33 per share) to write down certain of the Company's commercial mortgage-backed securities to estimated fair value and to increase the Company's allowance for loan losses on mortgage loans.

     The Company's operating results, funds from operations and financial position are summarized as follows (dollars in thousands, except per share data):



                                                       1999                      1998
Operating Results:                                Fourth Quarter            Fourth Quarter
-----------------                                 --------------            --------------
Net earnings                                           $3,716                    $3,040
Depreciation of real property                             823                       793
                                                       ------                    ------
Funds from operations ("FFO")                          $4,539                    $3,833
                                                       ======                    ======
Dividends declared                                     $9,405                    $9,405
                                                       ======                    ======
Net earnings per share                                 $ 0.13                    $ 0.11
                                                       ======                    ======
FFO per share                                          $ 0.16                    $ 0.13
                                                        =====                    ======
Dividends declared per share                             0.33                    $ 0.33
                                                        =====                    ======

                                                       1999                      1998
Operating Results:                                     Year                      Year
------------------                                     ----                      -----
Net earnings                                          $23,211                   $22,244
Depreciation of real property                           3,195                     1,755
                                                      -------                   -------
Funds from operations ("FFO")                         $26,406                   $23,999
                                                      =======                   =======
Dividends declared                                    $32,775                   $36,948
                                                      =======                   =======
Net earnings per share                                $  0.81                   $  0.68
                                                      =======                   =======
FFO per share                                         $  0.92                   $  0.74
                                                      =======                   =======
Dividends declared per share                          $  1.15                   $  1.18
                                                      =======                   =======


                                                      December 31,          December 31,
Summary of Financial Position:                            1999                  1998
------------------------------                            -----                 ----
Cash and cash equivalents                                $101,388              $ 23,398
Repurchase agreements                                      32,462                    -
Mortgage loans, net                                       369,391               556,648
Real property, net                                         76,692               107,663
Real property held for sale                                24,694                    -
Securities available-for-sale                              53,549                57,671
Other assets                                                6,741                11,794
                                                         --------              --------
   Total Assets                                          $664,917              $757,174
                                                         ========              ========
Dividends and other payables and accruals                $ 12,374              $ 17,233
Debt                                                      256,878               331,132
Total Stockholders' Equity                                395,665               408,809
                                                         --------              --------
   Total Liabilities and Stockholders' Equity            $664,917              $757,174
                                                         ========              ========

     Allowance for Loan Losses

     The loan loss provisions for the years ended December 31, 1999 and 1998 amounted to $4.6 million and $6.3 million, respectively. The loan loss provision for the fourth quarter of 1998 aggregated $3.0 million while no such provision was made for the fourth quarter of 1999. The loan loss provisions generally were due to an increase in the principal amount of mortgage loans maintained on non-accrual status. As of December 31, 1999, the Company's mortgage loan portfolio included 930 loans with a principal balance of $370.8 million (before an allowance for loan losses of $9.7 million), of which 19 loans with a principal balance of $16.5 million were over 90 days past due, maintained on non-accrual status and considered impaired loans. As of December 31, 1998, the Company's mortgage loan portfolio included 1,343 loans with a principal balance of $552.9 million (before an allowance for loan losses of $8.0 million), of which 38 loans with a principal balance of $5.7 million were over 90 days past due, maintained on non-accrual status and considered impaired loans. The ratio of the allowance for loan losses to non-accrual loans was 0.59 to 1 at December 31, 1999 as compared to 1.40 to 1 at December 31, 1998. The allowance for loan losses represented 2.61% and 1.45% of the total principal balance of the Company's mortgage loans at December 31, 1999 and 1998, respectively.

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

     Securities Write-downs

     The Company had no write-downs of securities available-for-sale during the fourth quarter and year ended December 31, 1999 as compared to $1.3 million and $4.6 million, respectively, during the corresponding periods in 1998. The write-downs to estimated fair value in 1998 were applicable to interest-only commercial mortgage-backed securities that the Company acquired at the time of its initial public offering. As of December 31, 1999 and 1998, the Company held $5.7 million and $7.6 million, respectively, in interest-only commercial mortgage-backed securities (after mark-to-market adjustments). Adverse market conditions and increased prepayment speeds were the causes of the write-downs.

     Net Interest Income

     The table presented below sets forth the components of the Company's net interest income (in thousands of dollars) and yields (expressed as a percentage per annum) for the relevant periods. The yield computations are based on average investment balances for interest income and average debt outstanding for interest expense.

                                                           1999                          1998
                                                      Fourth Quarter                Fourth Quarter
                                                      --------------                --------------
                                                   Amount         Yield           Amount         Yield
                                                   ------         -----           ------         -----
Interest Income:
Mortgage loans                                      $6,443         6.54%          $12,776         8.84%
Securities                                           1,627        11.60             1,522        10.56
Interest bearing accounts*                           1,621         5.06               170         4.38
                                                    ------                        -------
  Total Interest Income                              9,691         6.71            14,468         8.88
Less interest expense**                              3,725         6.94             4,793         6.68
                                                    ------                        -------
    Net Interest Income                             $5,966                        $ 9,675
                                                    ======                        =======

                                                           1999                          1998
                                                           Year                          Year
                                                           ----                          ----
                                                   Amount         Yield           Amount         Yield
                                                   ------         -----           ------         -----
Interest Income:
Mortgage loans                                     $37,289         8.06%          $40,312         8.71%
Securities                                           6,299        11.15             6,153        10.68
Interest bearing accounts*                           4,039         4.90             2,454         5.39
                                                    ------                        -------
  Total                                             47,627         7.92            48,919         8.64
Mortgage loans - non-recurring income                4,730                            818
                                                    ------                        -------
  Total Interest Income                             52,357                         49,737
Less interest expense**                             15,623         6.29             9,255         6.83
                                                    ------                        -------
    Net Interest Income                            $36,734                        $40,482
                                                   =======                        =======

 *  Includes repurchase agreements.
**  Excludes interest expense attributable to real property.

     The decrease in interest income and yield on mortgage loans is due primarily to the $1.8 million loss recognized during the fourth quarter of 1999 on the sale of certain mortgage loans secured by an apartment/hotel project as well as the decrease in size of the Company's mortgage loan portfolio.

     Real Property

     The table presented below sets forth the Company's real property operating results (in thousands of dollars) and yields (expressed as a percentage per annum) for the relevant periods. The yields are based on the average amount of real property assets for rental income after operating expenses and average debt outstanding for interest expense.

                                                           1999                          1998
                                                      Fourth Quarter                Fourth Quarter
                                                     ---------------                --------------
                                                    Amount         Yield          Amount          Yield
                                                    ------         -----          ------          -----
Real Property Income:
Rental income                                       $3,489                        $3,418
Less operating expenses                                766                           858
                                                    ------                        ------
Rental income after operating expenses               2,723        10.03%           2,560          9.37%
Less real property interest expense                    807         6.91              897          6.87
                                                    ------                        ------
Real property FFO                                    1,916                         1,663
Less depreciation                                      823                           793
                                                    ------                        ------
Real property income                                $1,093                        $  870
                                                    ======                        ======

                                                           1999                          1998
                                                           Year                          Year
                                                           ----                          ----
                                                   Amount         Yield           Amount          Yield
                                                   ------         -----           ------          -----
Real Property Income:
Rental income                                      $13,938                        $7,684
Less operating expenses                              3,150                         1,872
                                                   -------                        ------
Rental income after operating expenses              10,818         9.97%           5,812          9.61%
Less real property interest expense                  3,247         6.91            1,910          6.92
                                                   -------                        ------
Real property FFO                                    7,571                         3,902
Less depreciation                                    3,195                         1,755
                                                   -------                        ------
Real property income                               $ 4,376                        $2,147
                                                   =======                        ======

     Real Property Held for Sale

     The Company's real property investment in 17 properties leased to the Ugly Duckling Corporation was reclassified at December 31, 1999 to real property held for sale and is carried net of a valuation allowance of $1.4 million which was provided for in the fourth quarter. The investment was sold on January 3, 2000 for $22.3 million cash and a $2.4 million second mortgage note bearing interest at 15% per annum. The Company has an option to unwind this transaction if the proposed merger with Imperial Credit Industries, Inc. (Nasdaq: ICII) does not occur by April 3, 2000.

     Set forth below are the Company's consolidated balance sheets as of December 31, 1999 and December 31, 1998 and consolidated statements of earnings for the three and twelve months ended December 31, 1999 and 1998. Amounts are expressed in thousands, except for share data.

             IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.
                          Consolidated Balance Sheets

                                                                    December 31,       December 31,
                                                                       1999               1998
                                                                     ----                 ----
Assets
Cash and interest bearing deposits                                   $101,388            $ 23,398
Repurchase agreements                                                  32,462                 -
Mortgage loans collateralizing debt obligations, net of
 allowance for loan losses of $4,614                                  258,976                 -
Mortgage loans, net of allowance for loan losses of $5,053
 and $8,027, respectively                                             110,415             556,648
Real property, net of accumulated depreciation                         76,692             107,663
Real property held for sale, at estimated fair value                   24.694                  -
Securities available-for-sale, at estimated fair value                 53,549              57,671
Accrued interest receivable                                             3,092               6,410
Other assets                                                            3,649               5,384
                                                                      -------            --------
     Total Assets                                                    $664,917            $757,174
                                                                     ========            ========

Liabilities
Dividends payable                                                    $  9,405            $  9,405
Borrowings under collateralized mortgage obligations                  210,716                  -
Borrowings under secured warehouse facility                                -              279,000
Borrowings under secured bank loan                                         -                3,557
Mortgage loans secured by real property                                46,162              48,575
Accrued expenses, payables and other liabilities                        2,969               7,828
                                                                     --------            --------
     Total Liabilities                                                269,252             348,365
                                                                     --------            --------

Stockholders' Equity
Common stock, $.0001 par value.  Authorized 500,000,000
      shares, 28,500,000 shares issued and outstanding                      3                   3
Additional paid-in capital                                            425,615             425,615
Accumulated other comprehensive income (loss)                          (3,359)                221
Distributions in excess of earnings                                   (26,594)            (17,030)
                                                                     --------             -------
     Total Stockholders' Equity                                       395,665             408,809
                                                                     --------             -------
     Total Liabilities and Stockholders' Equity                      $664,917            $757,174
                                                                     ========            ========

              IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.
                      Consolidated Statements of Earnings

                                                             Three months ended                  Twelve months ended
                                                                December 31,                        December 31,
                                                           1999              1998              1999              1998
                                                           ----              ----              -----            -----
Income
Mortgage loans                                               $ 6,443           $12,776           $42,019          $ 41,130
Securities available-for-sale                                  1,627             1,522             6,299             6,153
Repurchase agreements and interest bearing deposits            1,621               170             4,039             2,454
                                                         -----------       -----------       -----------       -----------
  Total Interest Income                                        9,691            14,468            52,357            49,737
Real property rental income                                    3,489             3,418            13,968             7,684
                                                         -----------       -----------       -----------       -----------
Total Income                                                  13,180            17,886            66,325            57,421
                                                         -----------       -----------       -----------       -----------

Operating Expenses
Management fees                                                  420             1,936             5,905             6,319
Interest expense                                               4,532             5,690            18,870            11,165
Provision for loan losses                                         -              3,000             4,633             6,300
Write-down of securities available-for-sale                       -              1,321                -              4,554
Depreciation of real property                                    823               793             3,195             1,755
Real property operating expenses                                 766               858             3,150             1,872
Write-down of real property held for sale                      1,411                -              1,411                -
Due diligence expenses and professional fees                     292               793             3,812             1,659
Stock options issued to Manager and its employees                 -                 97                -                 97
Other                                                          1,220               358             2,138             1,456
                                                         -----------       -----------       -----------       -----------
Total Expenses                                                 9,464            14,846            43,114            35,177
                                                         -----------       -----------       -----------       -----------
Net Earnings                                                   3,716             3,040            23,211            22,244
Dividends                                                      9,405             9,405            32,775            36,948
                                                         -----------       -----------       -----------       -----------
Dividends in excess of earnings                              $(5,689)          $(6,365)          $(9,564)         $(14,704)
                                                         ===========       ===========       ===========       ===========

Earnings per share
Basic                                                          $0.13             $0.11             $0.81             $0.68
Diluted                                                        $0.13             $0.11             $0.81             $0.68

Weighted average common shares outstanding
Basic                                                     28,500,000        28,580,710        28,500,000        32,570,974
Diluted                                                   28,662,138        28,581,348        28,607,809        32,588,634

     Imperial Credit Commercial Mortgage Investment Corp. is a publicly traded real estate investment trust that invests primarily in multifamily and commercial mortgage loans, real property and commercial mortgage-backed securities. The Company has entered into a merger agreement with ICII pursuant to which, subject to certain conditions including stockholder approval, ICII effectively will acquire all of the outstanding shares of the Company (other than 2,570,000 shares already owned by ICII) for a cash purchase price of approximately $11.575 per share. The merger agreement was amended effective as of February 7, 2000 to extend to April 30, 2000 the date after which any party to the merger agreement may terminate the proposed merger transaction.


     Mark S. Karlan, President and Chief Executive Officer of the Company, stated "Imperial Credit Commercial Mortgage Investment Corp. outperformed the entire mortgage

REIT industry in terms of stock price performance in 1999, and has been the best performing mortgage REIT since the date of the Company's initial public offering in October 1997. Because of our solid balance sheet, low leverage and substantial liquidity, the Company was able to attract an all-cash merger offer of $11.575 per share from Imperial Credit Industries for all of the Company's common stock not already owned by them. The Imperial Credit Industries offer was subjected to a 60-day market check process last year during which no superior proposal for the Company or its assets was received. The stockholder meeting to approve the merger will be held on Monday, March 20, 2000 and, if approved at that time, the merger is expected to close by the end of the first quarter."

     Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology such as "may," "will," "intend," "should," "expect," "anticipate," "estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements due to a variety of factors, including, but not limited to, changes in national, regional or local economic environments, competitive products and pricing, government fiscal and monetary policies, changes in prevailing interest rates, the course of negotiations, the fulfillment of contractual conditions, factors inherent to the valuation and pricing of interests in commercial mortgage-backed securities, other factors generally understood to affect the real estate acquisition, mortgage and leasing markets and security investments, the other risks detailed in the Company's Registration Statement on Form S-11, as amended, filed with the Securities and Exchange Commission (the "SEC"), periodic reports on Forms 10-Q, 8-K and 10-K and any amendments with respect thereto filed with the SEC, the Company's definitive proxy statement filed with the SEC with respect to the Company's proposed merger with a subsidiary of Imperial Credit Industries, Inc., and other filings made by the Company with the SEC.

     For further information, please contact Michael Meltzer, Chief Financial Officer, at (310) 231-5906.